Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2014

ALISO VIEJO, CA  – November 3, 2014 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2014.

Third Quarter 2014 Operational Results (as compared to Third Quarter 2013) (1):

•	Comparable Hotel RevPAR increased 7.7% to $171.47.
•	Comparable Hotel EBITDA Margins increased 190 basis points to 32.2%.
•	Adjusted EBITDA increased 31% to $91.4 million.
•	Adjusted FFO available to common stockholders per diluted share increased 13.3% to $0.34.
•	Income available to common stockholders increased 152.6% to $29.3 million.
•	Income available to common stockholders per diluted share increased 100% to $0.14.

Ken Cruse, Chief Executive Officer, stated, “During the third quarter, our Comparable RevPAR growth accelerated to 7.7% and our Comparable Hotel EBITDA Margins expanded by 190 basis points, driven primarily by growth in our average daily rates. As a result, our Adjusted EBITDA and Adjusted FFO available to common stockholders came in well above our prior guidance. We continue to benefit from strong demand trends across most of our markets. At 83.7% year-to-date occupancy, our portfolio is well positioned to capitalize on continued growth from both the transient and group segments. Accordingly, we have increased our guidance for the full year 2014. Our outlook for 2015 and beyond is positive.”

(1)

Comparable Hotel RevPAR and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 30 Hotel Portfolio, which includes all hotels held for investment by the Company as of September 30, 2014,  and also includes prior ownership results as applicable for the Hilton New Orleans St. Charles acquired in May 2013,  the Boston Park Plaza acquired in July 2013, the Hyatt Regency San Francisco acquired in December 2013 and the Marriott Wailea acquired in July 2014. Comparable Hotel EBITDA Margin information excludes non-current year net property tax related adjustments, but includes the full impact of current year property tax related adjustments in the quarter such adjustments are realized.

SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change		2014	2013	Change

Comparable Hotel RevPAR (1)	$171.47	$159.24	7.7%		$161.71	$150.91	7.2%
Comparable Hotel Occupancy (1)	86.4%	85.8%	60	bps	83.7%	81.5%	220	bps
Comparable Hotel ADR (1)	$198.46	$185.60	6.9%		$193.20	$185.17	4.3%

Comparable Hotel EBITDA Margin	32.2%	30.3%	190	bps	30.5%	28.8%	170	bps

Net Income	$33.6	$15.8			$73.7	$64.8
Income Available to Common Stockholders per Diluted Share	$0.14	$0.07			$0.32	$0.28
Adjusted EBITDA	$91.4	$69.8			$235.2	$178.5
Adjusted FFO Available to Common Stockholders	$69.6	$48.0			$169.3	$110.7
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.34	$0.30			$0.89	$0.70

(1)

In 2013, Marriott converted its reporting calendar from a 13-period basis to a standard 12-month basis. Since Marriott’s 2012 fiscal year ended on December 28, 2012, Marriott’s 2013 first quarter and calendar year include an additional three days: December 29, 2012 through December 31, 2012. The Comparable Portfolio for the nine months ended September 30, 2013 has been adjusted for the effects of removing the three additional days from the operating statistics for ten of the Company's Marriott-managed hotels.

Disclosure regarding the non-GAAP financial measures in this release is included on page 6. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 11 through 18 of this release.

The Company’s actual results for the quarter ended September 30, 2014 compare to its guidance originally provided as follows:

Metric	Quarter Ended September 30, 2014 Guidance	Quarter Ended September 30, 2014 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Comparable Hotel RevPAR Growth	+4.0% - 5.5%	7.7%	2.9%
Net Income ($ millions)	$26 - $29	$34	$6
Adjusted EBITDA ($ millions)	$83 - $86	$91	$6
Adjusted FFO Available to Common Stockholders ($ millions)	$61 - $64	$70	$7
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.30 - $0.32	$0.34	$0.03
Diluted Weighted Average Shares Outstanding	203,400,000	203,400,000	—

Third Quarter 2014 Transaction Highlights

In July 2014, the Company completed its previously announced acquisition of the 544-room Marriott Wailea for a net purchase price of $325.6 million, which was comprised of $265.6 million in cash, including $4.4 million of proration credits and unrestricted and restricted cash received from the seller, and 4,034,970 shares of the Company’s common stock valued at $60.0 million ($14.87 per share) that were issued directly to the seller. Subsequent to the acquisition of the Marriott Wailea, three rooms were temporarily taken out of service, bringing the total room count to 541 as of September 30, 2014.

In August 2014, the Company and its joint venture partner completed the previously announced amendment of the loan secured by the Hilton San Diego Bayfront. The loan originally included a syndication of four lenders. One of the four original lenders elected not to proceed with the amended loan, causing the Company to expense $0.5 million in costs. As expected, the loan amendment extends the maturity date from April 2016 to August 2019, and reduces the interest rate from three-month LIBOR plus 325 basis points to one-month LIBOR plus 225 basis points.

Balance Sheet/Liquidity Update

As of September 30, 2014, the Company had approximately $228.6 million of cash and cash equivalents, including restricted cash of $93.1 million.

As of September 30, 2014, the Company had total assets of $3.9 billion, including $3.5 billion of net investments in hotel properties, total consolidated debt of $1.4 billion and stockholders’ equity of $2.3 billion.

Capital Improvements

The Company invested $27.5 million and $93.4 million into capital improvements of its portfolio during the three and nine months ended September 30, 2014, respectively. The Company incurred approximately zero and $2.6 million of revenue disruption during the three and nine months ended September 30, 2014, respectively, in line with management’s expectations. Major renovations in process include:

•

Boston Park Plaza:  As phase one of a three-phase renovation and repositioning program, the Company is investing approximately $18.0 million to $19.0 million, primarily in the third and fourth quarters, to upgrade the hotel’s infrastructure, including the preparation of approximately 30,000 square feet of unoccupied retail space to rent to third-party tenants. During the seasonally slower fourth quarter 2014 and first quarter 2015, the Company will commence and substantially complete phase two of the renovation program, which includes the hotel’s meeting rooms and public spaces, consistent with prior expectations.

•

Marriott Wailea:    The planning and documentation phase of the Company’s expected $60.0 million to $65.0 million renovation and repositioning program is underway. In 2015 and 2016, the Company expects to upgrade the entire guest experience, including soft goods renovation of all guestrooms, complete renovation of meeting rooms and the creation of comprehensive resort pool and recreation facilities.

2014 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, prior year property tax assessments and/or credits, debt repurchases or unannounced financings during 2014.

For the fourth quarter of 2014, the Company expects:

Metric	Quarter Ended December 31, 2014 Guidance
Comparable Hotel RevPAR Growth	+5.5% - 7.0%
Net Income ($ millions)	$16 - $20
Adjusted EBITDA ($ millions)	$73 - $77
Adjusted FFO Available to Common Stockholders ($ millions)	$52 - $56
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.26 - $0.28
Diluted Weighted Average Shares Outstanding	204,000,000

For the full year of 2014, the Company expects:

Metric	Prior 2014 FY Guidance (1)	Revised 2014 FY Guidance	Change in 2014 FY Guidance Midpoint
Comparable Hotel RevPAR Growth	+4.5% - 6.5%	+6.5% - 7.0%	+1.25%
Net Income ($ millions)	$73 - $84	$85 - $89	+$9
Adjusted EBITDA ($ millions)	$296 - $307	$309 - $313	+$10
Adjusted FFO Available to Common Stockholders ($ millions)	$211 - $222	$222 - $226	+$8
Adjusted FFO Available to Common Stockholders per Diluted Share	$1.09 - $1.14	$1.15 - $1.17	+$0.04
Diluted Weighted Average Shares Outstanding	193,500,000	193,100,000	(400,000)

(1)	Reflects guidance presented on August 7, 2014.

Fourth quarter and full year 2014 guidance are based in part on the following assumptions:

•	Full year comparable hotel EBITDA margin expansion of approximately 125 to 200 basis points (an increase of 75 basis points over the midpoint of prior guidance).
•	Full year corporate overhead expense (excluding stock amortization and one-time expenses related to acquisition closing costs) of approximately $21 million to $22 million.
•	Full year interest expense of approximately $71 million, including $3 million in amortization of deferred financing fees.
•	Full year preferred dividends of $9.2 million for the Series D cumulative redeemable preferred stock.

Dividend Update

On October 31, 2014, the board of directors declared a dividend of $0.36 per share of common stock, to be paid on or before January 30, 2015, to stockholders of record at the close of business on December 31, 2014. The dividend will be payable in cash and/or shares of common stock at the election of the stockholder, and subject to a cash limit described below. Stockholders who elect to receive the dividend in cash may receive up to $0.36 per share in cash; however, the Company will limit the amount of cash payable pursuant to the dividend to approximately $37 million (50% of the aggregate value of the dividend). If stockholders representing more than 50% of the outstanding shares elect to receive cash, each stockholder making the cash election will receive a prorated distribution of the available cash, and will receive the remainder of the $0.36 dividend in shares of common stock. Stockholders who fail to submit an election form, or submit an election form after the election response deadline, will receive the dividend in cash subject to the same proration as if they elected to receive the dividend in cash.

A letter and election form will be mailed to common stockholders promptly after December 31, 2014, and will describe in more detail the terms of the dividend. The stockholder’s election must be received by the Company’s transfer agent prior to 5:00 p.m. Eastern Time on January 21, 2015.

The Company generally expects the dividend to be treated for federal income tax purposes as a taxable distribution whether received in cash or shares of common stock.

On October 31, 2014, the board of directors also declared a dividend of $0.50 per share payable to its Series D cumulative redeemable preferred stockholders. The Series D dividends will be paid on January 15, 2015 to stockholders of record as of December 31, 2014.

The Company expects to continue to pay a regular quarterly dividend of $0.05 per share of common stock throughout 2015.  To the extent that the expected regular quarterly dividends for 2015 do not satisfy the Company’s annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch up” dividend in January 2016, which dividend may be paid in cash and/or shares of common stock.  However, the level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2014 financial results on November 3, 2014, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-888-471-3843 (for domestic callers) or 1-719-457-2628 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of November 3, 2014 has interests in 30 hotels comprised of 14,303 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton,  Hyatt, Fairmont and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner.  Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy (we refer to these changes in demand as the lodging cycle), we seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•	Proactive portfolio management;
•	Intensive asset management;
•	Disciplined external growth; and
•	Continued balance sheet strength.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 3, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; Adjusted EBITDA (as defined below); Funds From Operations, or FFO; Adjusted FFO Available to Common Stockholders (as defined below); hotel EBITDA; and hotel EBITDA margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO Available to Common Stockholders,  hotel EBITDA and hotel EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA is a commonly used measure of performance in many industries. We believe EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as a measure in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO. This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO Available to Common Stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO Available to Common Stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the non-cash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable tenant lease assets recorded in conjunction with our acquisitions of the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Marriott Wailea, and the unfavorable tenant lease liabilities recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Marriott Wailea.  The amortization of favorable and unfavorable contracts does not reflect the underlying performance of our hotels.

•	Ground rent adjustments: we exclude the non-cash expense incurred from straightlining our ground lease obligations as this expense does not reflect the underlying performance of our hotels.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•	Consolidated partnership adjustments: we deduct the non-controlling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO Available to Common Stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•

Other adjustments: we exclude other adjustments such as lawsuit settlement costs, prior year property tax assessments and/or credits, management company transition costs, and departmental closing costs, including severance, because we do not believe these costs reflect our actual performance for that period and/or the ongoing operations of our hotels.

In addition, to derive Adjusted EBITDA we exclude the non-cash expense incurred with the amortization of deferred stock compensation as this expense does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the operating performance of the Hyatt Chicago Magnificent Mile.  We  also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO Available to Common Stockholders,  we also exclude the non-cash gains or losses on our derivatives, as well as preferred stock dividends and any original issuance costs associated with the redemption of preferred stock, and any federal and state taxes associated with the application of net operating loss carryforwards. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel EBITDA and hotel EBITDA margins, the revenue and expense items associated with BuyEfficient and other miscellaneous non-hotel items have been excluded. We believe the calculation of hotel EBITDA results in a more accurate presentation of the hotel EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 30 comparable hotels include all hotels held for investment as of September 30, 2014,  and also include prior ownership results for the Hilton New Orleans St. Charles acquired in May 2013,  the Boston Park Plaza acquired in July 2013, the Hyatt Regency San Francisco acquired in December 2013 and the Marriott Wailea acquired in July 2014.

Our presentation of Comparable Hotel RevPAR, Comparable Hotel Occupancy and Comparable Hotel ADR include the effects of removing three additional days (December 29, 2012 through December 31, 2012) from Marriott's fiscal 2013 calendar for ten of the Company's Marriott-managed hotels.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO and Adjusted FFO Available to Common Stockholders are set forth on pages 11 and 12.  Reconciliations and the components of hotel EBITDA and hotel EBITDA margin are set forth on pages 15 through 18.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$135,427	$104,363
Restricted cash	93,124	89,306
Accounts receivable, net	48,149	29,941
Inventories	1,339	1,464
Prepaid expenses	12,471	12,612
Total current assets	290,510	237,686

Investment in hotel properties, net	3,546,528	3,231,382
Deferred financing fees, net	7,900	9,219
Goodwill	9,405	9,405
Other assets, net	14,987	21,106

Total assets	$3,869,330	$3,508,798

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$32,491	$25,116
Accrued payroll and employee benefits	30,867	29,933
Dividends payable	12,570	11,443
Other current liabilities	43,755	30,288
Current portion of notes payable	159,696	23,289
Total current liabilities	279,379	120,069

Notes payable, less current portion	1,226,796	1,380,786
Capital lease obligations, less current portion	15,576	15,586
Other liabilities	34,934	39,958
Total liabilities	1,556,685	1,556,399

Commitments and contingencies	-	-

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized.
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2014 and December 31, 2013, stated at liquidation preference of $25.00 per share	115,000	115,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 203,513,475 shares issued and outstanding at September 30, 2014 and 180,858,699 shares issued and outstanding at December 31, 2013	2,035	1,809
Additional paid in capital	2,397,196	2,068,721
Retained earnings	292,366	224,364
Cumulative dividends	(547,851)	(511,444)
Total stockholders' equity	2,258,746	1,898,450
Non-controlling interest in consolidated joint ventures	53,899	53,949
Total equity	2,312,645	1,952,399

Total liabilities and equity	$3,869,330	$3,508,798

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues
Room	$223,877	$181,708	$606,944	$482,591
Food and beverage	64,273	53,080	192,917	155,550
Other operating	19,633	15,582	52,257	41,788
Total revenues	307,783	250,370	852,118	679,929
Operating expenses
Room	57,492	46,347	159,829	124,338
Food and beverage	45,649	37,913	133,666	108,067
Other operating	5,475	4,284	15,476	12,413
Advertising and promotion	14,114	12,261	40,740	34,766
Repairs and maintenance	12,053	9,394	33,640	26,043
Utilities	9,511	7,895	25,588	20,207
Franchise costs	10,022	8,770	28,360	24,019
Property tax, ground lease and insurance	22,550	20,435	63,015	58,200
Property general and administrative	32,908	27,067	93,793	75,961
Corporate overhead	7,177	6,586	21,410	20,116
Depreciation and amortization	40,000	35,050	115,588	101,241
Total operating expenses	256,951	216,002	731,105	605,371
Operating income	50,832	34,368	121,013	74,558
Interest and other income	981	727	2,588	2,078
Interest expense	(18,052)	(18,854)	(54,666)	(53,540)
Loss on extinguishment of debt	(531)	—	(531)	(44)
Income before income taxes and discontinued operations	33,230	16,241	68,404	23,052
Income tax benefit (provision)	413	(424)	79	(6,710)
Income from continuing operations	33,643	15,817	68,483	16,342
Income from discontinued operations	—	—	5,199	48,410
Net income	33,643	15,817	73,682	64,752
Income from consolidated joint venture attributable to non-controlling interest	(1,795)	(1,768)	(5,680)	(3,291)
Distributions to non-controlling interest	(8)	(8)	(24)	(24)
Dividends paid on unvested restricted stock compensation	(94)	(101)	(291)	(101)
Preferred stock dividends and redemption charges	(2,300)	(2,300)	(6,900)	(16,713)
Undistributed income allocated to unvested restricted stock compensation	(119)	(30)	(213)	(295)
Income available to common stockholders	$29,327	$11,610	$60,574	$44,328

Basic and diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$0.14	$0.07	$0.29	$(0.02)
Income from discontinued operations	—	—	0.03	0.30
Basic and diluted income available to common stockholders per common share	$0.14	$0.07	$0.32	$0.28

Basic and diluted weighted average common shares outstanding	202,800	160,856	188,901	157,628

Dividends declared per common share	$0.05	$0.05	$0.15	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$33,643	$15,817	$73,682	$64,752
Operations held for investment:
Depreciation and amortization	40,000	35,050	115,588	101,241
Amortization of lease intangibles	1,028	1,028	3,086	3,084
Interest expense	18,052	18,854	54,666	53,540
Income tax (benefit) provision	(413)	424	(79)	6,710
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(1,795)	(1,768)	(5,680)	(3,291)
Depreciation and amortization	(844)	(811)	(2,489)	(3,149)
Interest expense	(495)	(590)	(1,630)	(1,759)
Discontinued operations:
Interest expense	—	—	—	99
EBITDA	89,176	68,004	237,144	221,227

Operations held for investment:
Amortization of deferred stock compensation	1,453	1,262	4,769	3,578
Amortization of favorable and unfavorable contracts, net	38	46	130	275
Non-cash straightline lease expense	505	513	1,517	1,548
Capital lease obligation interest - cash ground rent	(351)	(351)	(1,053)	(1,053)
Gain on sale of assets	(27)	—	(82)	(5)
Loss on extinguishment of debt	531	—	531	44
Closing costs - completed acquisitions	376	446	534	1,283
Lawsuit settlement costs	—	—	—	358
Prior year property tax adjustments, net	(35)	—	(3,270)	106
Non-controlling interests:
Non-cash straightline lease expense	(113)	(113)	(338)	(338)
Prior year property tax adjustments, net	—	—	696	—
Loss on extinguishment of debt	(133)	—	(133)	—
Discontinued operations:
Gain on sale of assets, net	—	—	(5,199)	(51,620)
Loss on extinguishment of debt	—	—	—	3,115
	2,244	1,803	(1,898)	(42,709)

Adjusted EBITDA	$91,420	$69,807	$235,246	$178,518

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO and Adjusted FFO Available to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$33,643	$15,817	$73,682	$64,752
Operations held for investment:
Real estate depreciation and amortization	39,600	34,694	114,401	100,197
Amortization of lease intangibles	1,028	1,028	3,086	3,084
Gain on sale of assets	(27)	—	(82)	(5)
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(1,795)	(1,768)	(5,680)	(3,291)
Real estate depreciation and amortization	(844)	(811)	(2,489)	(3,149)
Discontinued operations:
Gain on sale of assets, net	—	—	(5,199)	(51,620)
FFO	71,605	48,960	177,719	109,968

Operations held for investment:
Preferred stock dividends and redemption charges	(2,300)	(2,300)	(6,900)	(16,713)
Amortization of favorable and unfavorable contracts, net	38	46	130	275
Non-cash straightline lease expense	505	513	1,517	1,548
Non-cash interest related to gain on derivatives, net	(161)	(12)	(395)	(429)
Loss on extinguishment of debt	531	—	531	44
Closing costs - completed acquisitions	376	446	534	1,283
Lawsuit settlement costs	—	—	—	358
Prior year property tax adjustments, net	(35)	—	(3,270)	106
Income tax (benefit) provision related to prior years	(762)	424	(762)	6,710
Preferred stock redemption charges	—	—	—	4,770
Non-controlling interests:
Non-cash straightline lease expense	(113)	(113)	(338)	(338)
Non-cash interest related to loss on derivative	—	(1)	—	(2)
Prior year property tax adjustments, net	—	—	696	—
Loss on extinguishment of debt	(133)	—	(133)	—
Discontinued operations:
Loss on extinguishment of debt	—	—	—	3,115
	(2,054)	(997)	(8,390)	727

Adjusted FFO available to common stockholders	$69,551	$47,963	$169,329	$110,695

FFO per diluted share	$0.35	$0.30	$0.94	$0.70

Adjusted FFO available to common stockholders per diluted share	$0.34	$0.30	$0.89	$0.70

Basic weighted average shares outstanding	202,800	160,856	188,901	157,628
Shares associated with unvested restricted stock awards	558	517	503	404
Diluted weighted average shares outstanding	203,358	161,373	189,404	158,032

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Fourth Quarter 2014

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	December 31, 2014
	Low	High

Net income	$16,100	$20,100
Depreciation and amortization	40,050	40,050
Amortization of lease intangibles	1,000	1,000
Interest expense	17,000	17,000
Income tax provision	300	300
Non-controlling interests	(3,000)	(3,000)
Amortization of deferred stock compensation	1,600	1,600
Non-cash straightline lease expense	600	600
Capital lease obligation interest - cash ground rent	(350)	(350)
Adjusted EBITDA	$73,300	$77,300

Reconciliation of Net Income to Adjusted FFO Available to Common Stockholders

Net income	$16,100	$20,100
Preferred stock dividends	(2,300)	(2,300)
Real estate depreciation and amortization	39,550	39,550
Non-controlling interests	(2,800)	(2,800)
Amortization of lease intangibles	1,000	1,000
Non-cash straightline lease expense	600	600
Adjusted FFO available to common stockholders	$52,150	$56,150

Adjusted FFO available to common stockholders per diluted share	$0.26	$0.28

Diluted weighted average shares outstanding	204,000	204,000

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2014

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2014
	Low	High

Net income	$85,200	$89,200
Depreciation and amortization	155,600	155,600
Amortization of lease intangibles	4,000	4,000
Interest expense	71,000	71,000
Income tax provision	200	200
Non-controlling interests	(13,000)	(13,000)
Amortization of deferred stock compensation	6,500	6,500
Non-cash straightline lease expense	2,000	2,000
Capital lease obligation interest - cash ground rent	(1,400)	(1,400)
Loss on extinguishment of debt	500	500
Closing costs - completed acquisitions	500	500
Prior year property tax adjustments, net	(2,600)	(2,600)
Adjusted EBITDA	$308,500	$312,500

Reconciliation of Net Income to Adjusted FFO Available to Common Stockholders

Net income	$85,200	$89,200
Preferred stock dividends	(9,200)	(9,200)
Real estate depreciation and amortization	153,650	153,650
Non-controlling interests	(11,750)	(11,750)
Amortization of lease intangibles	4,000	4,000
Non-cash straightline lease expense	2,000	2,000
Loss on extinguishment of debt	500	500
Closing costs - completed acquisitions	500	500
Prior year property tax adjustments, net	(2,600)	(2,600)
Income tax benefit related to prior years	(800)	(800)
Adjusted FFO available to common stockholders	$221,500	$225,500

Adjusted FFO available to common stockholders per diluted share	$1.15	$1.17

Diluted weighted average shares outstanding	193,100	193,100

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands, except hotels and rooms)

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	Actual (1)	Acquisitions (2)	Comparable (3)	Actual (4)	Acquisitions (5)	Comparable (3)
Number of Hotels	30		30	28	2	30
Number of Rooms	14,303		14,303	12,959	1,344	14,303

Hotel EBITDA Margin (6)	32.2%	34.2%	32.2%	30.8%	26.7%	30.3%
Hotel EBITDA Margin adjusted for non-current year property tax related adjustments (7)	32.2%		32.2%	30.8%		30.3%

Hotel Revenues
Room revenue	$223,877	$1,837	$225,714	$181,708	$27,448	$209,156
Food and beverage revenue	64,273	398	64,671	53,080	6,391	59,471
Other operating revenue	17,729	250	17,979	13,799	2,432	16,231
Total Hotel Revenues	305,879	2,485	308,364	248,587	36,271	284,858

Hotel Expenses
Room expense	57,492	360	57,852	46,347	7,944	54,291
Food and beverage expense	45,649	350	45,999	37,913	6,581	44,494
Other hotel expense	72,519	662	73,181	61,815	8,263	70,078
General and administrative expense	31,762	263	32,025	25,882	3,783	29,665
Total Hotel Expenses	207,422	1,635	209,057	171,957	26,571	198,528

Hotel EBITDA	98,457	850	99,307	76,630	9,700	86,330
Non-current year property tax related adjustments	(35)	—	(35)	—	—	—
Hotel EBITDA adjusted for non-current year property tax related adjustments	98,422	850	99,272	76,630	9,700	86,330

Non-hotel operating income	772	—	772	610	—	610
Amortization of lease intangibles	(1,028)	—	(1,028)	(1,028)	—	(1,028)
Amortization of favorable and unfavorable contracts, net	(38)	—	(38)	(46)	—	(46)
Non-cash straightline lease expense	(505)	—	(505)	(513)	—	(513)
Capital lease obligation interest - cash ground rent	351	—	351	351	—	351
Non-current year property tax related adjustments	35	—	35	—	—	—
Corporate overhead	(7,177)	—	(7,177)	(6,586)	—	(6,586)
Depreciation and amortization	(40,000)	—	(40,000)	(35,050)	(4,866)	(39,916)
Operating Income	50,832	850	51,682	34,368	4,834	39,202

Interest and other income	981	—	981	727	—	727
Interest expense	(18,052)	—	(18,052)	(18,854)	—	(18,854)
Loss on extinguishment of debt	(531)	—	(531)	—	—	—
Income tax benefit	413	—	413	(424)	—	(424)
Net Income	$33,643	$850	$34,493	$15,817	$4,834	$20,651

* Footnotes on page 16

(1)	Actual represents the Company's ownership results for the 30 hotels held for investment as of September 30, 2014.
(2)

Acquisitions for the three months ended September 30, 2014 represent prior ownership results for the Marriott Wailea acquired on July 17, 2014. The room count has been adjusted to remove three rooms from the Marriott Wailea during the third quarter of 2014.

(3)	Comparable represents the Company's ownership results and prior ownership results as applicable for the 30 Comparable Hotels.
(4)

Actual represents the Company's ownership results for the 28 hotels held for investment as of September 30, 2013.  The room count has been adjusted to include eight rooms and one room added by the Doubletree Guest Suites Times Square and the Boston Park Plaza, respectively, during the first quarter of 2014, four rooms and two rooms added by the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Courtyard by Marriott Los Angeles, respectively, during the second quarter of 2014, and two rooms added by the Renaissance Los Angeles Airport during the third quarter of 2014.

(5)

Acquisitions for the three months ended September 30, 2013 represent prior ownership results for the Hyatt Regency San Francisco acquired on December 2, 2013 and the Marriott Wailea acquired on July 17, 2014, along with the Company's pro forma adjustments for depreciation expense. The room count has been adjusted to include one room added by the Hyatt Regency San Francisco during the second quarter of 2014, as well as three rooms removed from the Marriott Wailea during the third quarter of 2014.

(6)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.
(7)

Hotel EBITDA Margin for the three months ended September 30, 2014 includes the additional benefit of $35,000 related to prior year property tax related adjustments. Excluding these non-current year adjustments, both Actual and Comparable Hotel EBITDA margins for the three months ended September 30, 2014 would have been 32.2%.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands, except hotels and rooms)

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	Actual (1)	Acquisitions (2)	Comparable (3)	Actual (4)	Acquisitions (5)	Comparable (3)
Number of Hotels	30		30	28	2	30
Number of Rooms	14,303		14,303	12,959	1,344	14,303

Hotel EBITDA Margin (6)	30.7%	34.8%	30.8%	29.4%	26.2%	28.8%
Hotel EBITDA Margin adjusted for non-current year property tax related adjustments, net (7)	30.3%		30.5%	29.4%		28.8%

Hotel Revenues
Room revenue	$606,944	$24,245	$631,189	$482,591	$107,525	$590,116
Food and beverage revenue	192,917	6,257	199,174	155,550	29,531	185,081
Other operating revenue	46,880	2,867	49,747	36,829	8,768	45,597
Total Hotel Revenues	846,741	33,369	880,110	674,970	145,824	820,794

Hotel Expenses
Room expense	159,829	5,870	165,699	124,338	31,587	155,925
Food and beverage expense	133,666	4,747	138,413	108,067	25,776	133,843
Other hotel expense	203,239	7,870	211,109	171,981	34,320	206,301
General and administrative expense	90,185	3,272	93,457	72,174	15,871	88,045
Total Hotel Expenses	586,919	21,759	608,678	476,560	107,554	584,114

Hotel EBITDA	259,822	11,610	271,432	198,410	38,270	236,680
Non-current year property tax related adjustments, net	(3,266)	—	(3,266)	106	—	106
Hotel EBITDA adjusted for non-current year property tax related adjustments, net	256,556	11,610	268,166	198,516	38,270	236,786

Non-hotel operating income	1,869	—	1,869	1,359	—	1,359
Amortization of lease intangibles	(3,086)	—	(3,086)	(3,084)	—	(3,084)
Amortization of favorable and unfavorable contracts, net	(130)	—	(130)	(275)	—	(275)
Non-cash straightline lease expense	(1,517)	—	(1,517)	(1,548)	—	(1,548)
Capital lease obligation interest - cash ground rent	1,053	—	1,053	1,053	—	1,053
Non-current year property tax related adjustments, net	3,266	—	3,266	(106)	—	(106)
Corporate overhead	(21,410)	—	(21,410)	(20,116)	—	(20,116)
Depreciation and amortization	(115,588)	(4,260)	(119,848)	(101,241)	(19,010)	(120,251)
Operating Income	121,013	7,350	128,363	74,558	19,260	93,818

Interest and other income	2,588	—	2,588	2,078	—	2,078
Interest expense	(54,666)	—	(54,666)	(53,540)	(2,647)	(56,187)
Loss on extinguishment of debt	(531)	—	(531)	(44)	—	(44)
Income tax benefit (provision)	79	—	79	(6,710)	—	(6,710)
Income from discontinued operations	5,199	—	5,199	48,410	—	48,410
Net Income	$73,682	$7,350	$81,032	$64,752	$16,613	$81,365

* Footnotes on page 18

(1)	Actual represents the Company's ownership results for the 30 hotels held for investment as of September 30, 2014.
(2)

Acquisitions for the nine months ended September 30, 2014 represent prior ownership results for the Marriott Wailea acquired on July 17, 2014, along with the Company's pro forma adjustments for depreciation expense. The room count has been adjusted to remove three rooms from the Marriott Wailea during the third quarter of 2014.

(3)	Comparable represents the Company's ownership results, prior ownership results and the Company's pro forma adjustments for depreciation expense as applicable for the 30 Comparable Hotels.
(4)

Actual represents the Company's ownership results for the 28 hotels held for investment as of September 30, 2013.  The room count has been adjusted to include eight rooms and one room added by the Doubletree Guest Suites Times Square and the Boston Park Plaza, respectively, during the first quarter of 2014, four rooms and two rooms added by the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Courtyard by Marriott Los Angeles, respectively, during the second quarter of 2014, and two rooms added by the Renaissance Los Angeles Airport during the third quarter of 2014.

(5)

Acquisitions for the nine months ended September 30, 2013 represent prior ownership results for the Hilton New Orleans St. Charles acquired on May 1, 2013, the Boston Park Plaza acquired on July 2, 2013, the Hyatt Regency San Francisco acquired on December 2, 2013 and the Marriott Wailea acquired on July 17, 2014, along with the Company's pro forma adjustments for interest and depreciation expense. The room count has been adjusted to include one room added by the Hyatt Regency San Francisco during the second quarter of 2014, as well as three rooms removed from the Marriott Wailea during the third quarter of 2014.

(6)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.
(7)

Hotel EBITDA Margin for the nine months ended September 30, 2014 includes the net additional benefit of $3.3 million related to prior year property tax related adjustments. Excluding these non-current year adjustments, Actual and Comparable Hotel EBITDA margin for the nine months ended September 30, 2014 would have been 30.3% and 30.5%, respectively. Hotel EBITDA margin for the nine months ended September 30, 2013 includes the additional net expense of $0.1 million related to prior year property tax related adjustments. Excluding these non-current year adjustments, Actual and Comparable Hotel EBITDA margins for the nine months ended September 30, 2013 would have been 29.4% and 28.8%, respectively.